UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)         May 24, 2004
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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



Item 5.           Other Events

     On May 24, 2004, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Reports May Comparable Sales." The release contained the following information.



                                                          FOR IMMEDIATE RELEASE

Contact:      Carol DiRaimo, Vice President of Investor Relations
              (913) 967-4109

              Applebee's International Reports May Comparable Sales

Overland   Park,   Kan.,  May  24,  2004  --  Applebee's   International,   Inc.
(Nasdaq:APPB) today reported comparable sales for the four-week period ended May 23, 2004.

Comparable sales for company restaurants increased 5.2 percent, reflecting an increase in guest traffic of approximately 3.0 percent, combined with a higher average check. System-wide comparable sales increased 5.1 percent for the May period, and comparable sales for franchise restaurants also increased 5.1 percent.

Comparable sales for company restaurants for the quarter-to-date period (eight weeks) have increased 5.7 percent, with system-wide and franchise comparable sales both up 5.8 percent.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of May 23, 2004, there were 1,604 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

                                      # # #


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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:        May 24, 2004                  By: /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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